Exhibit 10.24

Cooperation Agreement in Credit Matching

between

Anquying (Shanghai) Investment Consulting Co., Ltd. (安趣盈（上海）投资咨询有限公司)

and

Beijing Lerong Duoyuan Information Technology Co., Ltd. (北京乐融多源信息技术有限公司)

August 2016

Cooperation Agreement in Credit Matching

The Cooperation Agreement in Credit Matching (this “Agreement”) is made and entered into on August 30, 2016 in Chaoyang District, Beijing by and between:

Party A: Anquying (Shanghai) Investment Consulting Co., Ltd. (安趣盈（上海）投资咨询有限公司)

Registered Office: Room 309-B, No. 89 Yunling East Road, Putuo District, Shanghai

Legal Representative: Chen Bingqing

and

Party B: Beijing Lerong Duoyuan Information Technology Co., Ltd. (北京乐融多源信息技术有限公司)

Registered Office: Room 501, Floor 5, Unit 1, No. 10, Jintong West Road, Chaoyang District, Beijing

Legal Representative: Dong Jun,

which are hereinafter individually referred to as a “Party” or and collectively referred to as the “Parties.”

WHEREAS:

Party A is a legitimately established and effectively existing limited liability company that is committed to providing borrowers with professional loan information consultancy; and

Party B is a legitimately established and validly existing limited liability company, which has professional advantages in financial consultancy product design, data analysis and sorting, risk control, and Internet lending platform operation. In the meantime, Party B administrates and operates a P2P online lending information intermediary platform “Jimu Box” (whose website is www.jimu.com), and is committed to providing users with professional online lending information intermediary services.

Through sufficient mutual consultation, Party A and Party B reach a consensus on the intention of cooperation on the following: Party A recommends qualified borrowers, as credit receivers (hereinafter referred to as the “Recommended Credit Receiver “), to Party B. The Recommended Credit Receiver will get a chance to obtain facilities from registered investors on the platform of Party B. In accordance with the relevant laws and regulations of the People’s Republic of China and through amicable negotiation, the Parties agree as follows:

Article 1                                Cooperation Principles

The mutual trust and understanding between the Parties in negotiations are the basis for the establishing a business partnership. Complementing each other’s strengths and increasing efficiency and mutual development are the goals and fundamental interests of the Parties. Facilitated by the credit matching services provided by Party B, Recommended Credit Receiver are able to refill its cash flow punctually and increase the utilization rate of funds.

Article 2                                Subject Matter

1.                  According to the intention of Party A and credits of Recommended Credit Receiver, Party B shall develop a credit matching product to meet the financing needs of Party A and the Recommended Credit Receiver.

2.                  During the cooperation period, Party A shall collect relevant data and information of each Recommended Credit Receiver in collaboration with Party B, and undertake to be responsible for the authenticity, validity and accuracy of such data and information.

3.                  Party B shall evaluate on the basis of such collected data aforesaid and consider other auxiliary means jointly.

4.                  Party B shall provide credit matching services for the Recommended Credit Receivers who have successfully passed the review provided under sub clause 3 above.

Article 3                                Credit Matching Service Fees

Product elements of and charges for the credit matching service hereof shall be subject to negotiation between the Parties.

Article 4                                Representations and Undertakings

The Parties hereby represent and undertake that:

1.                  The Parties are qualified and have been duly authorized to enter into this Agreement and performing the contractual subject matter and obligations hereof, and the signing of this Agreement is in compliance with the rules and regulations of Party A and Party B and the supervision requirements of their respective supervisory and administrative authorities.

2.                  The Parties are obligated to ensure integrity, comprehensiveness, authenticity, validity and accuracy of any information or data provided or disclosed to the opposite party during the cooperation.

3.                    The Parties agree that any oral or written information obtained during the cooperation shall be considered as business secrets, including but not limited to information in relation to Party B and users registered on the platform of Party B. None of any business secrets shall be disclosed to any third party or improperly used unless a written authorization by the information owner has been obtained. Disclosure by staffs and/or agencies employed/engaged by either Party shall be regarded as disclosure by such Party, and shall bear corresponding legal responsibilities. The provisions in this paragraph are permanently valid and shall not subject to any termination or invalidation of this Agreement.

4.                    Unless otherwise provided in this Agreement, if either Party breaches one or more undertakings above, or if a party makes a wrong decision based on the trust in the other party and thereby causes reduction of gains or loss, the breaching party shall reimburse or indemnify the injured party in full amount.

Article 5                                Rights and Obligations of Party A

Party A possesses the following rights:

1.                  Party A is entitled to determine the Recommended Credit Receiver at its sole discretion;

2.                  Party A is entitled to fully know the review and approval of the credit matching process on each Recommended Credit Receiver it referred, and is entitled to ask and inquire Party B on the information thereof in any manner; and

3.                  Party A is entitled to fully know the debt performing of each Recommended Credit Receiver it referred, and is entitled to ask and inquire Party B on the information thereof in any manner.

Party A is obligated to:

1.                  assist Party B in collecting other information and documents of the Recommended Credit Receiver, and be responsible for such information and documents; and

2.                  pay relevant fees as agreed.

Article 6                                Rights and Obligations of Party B

Party B possesses the following rights:

1.                  Party B is entitled to determine, according to an evaluation result on the Recommended Credit Receiver, whether to provide a credit matching service for the Recommended Credit Receiver recommended by Party A;

2.                  Party B is entitled to demand and obtain relevant data, information and documents from Party A and the Recommended Credit Receiver according to product features and service needs;

3.                  Party B is entitled to require Party A and the Recommended Credit Receiver to be responsible for authenticity of the said data, information, and documents;

4.                  Party B is entitled to transfer any fund that is duly transferable from the account of the Recommended Credit Receiver with the delegated escrow bank according to the Loan Statement and the Credit Service Agreement signed by the Recommended Credit Receiver, details of which are specified in relevant agreements and the Power of Attorney signed by the Recommended Credit Receiver;

5.                  In the event that the Recommended Credit Receiver fails to pay the debt according to agreements, Party B is entitled to require Party A to assist in urging payments and rendering support until suspension or termination of the contractual relationship with the Recommended Credit Receiver; and

6.                  Within the validity period of this Agreement, Party B is entitled to adjust interest rates according to the market practice, and such adjustment takes effect upon serving a notice.

Party B is obligated to:

1.                  perform this Agreement in a prudent and fiduciary manner;

2.                  initiate the credit matching punctually as applied by the Recommended Credit Receiver; and

3.                  disclose, as required by Party A, the matching progress and the debt performing of the Recommended Credit Receiver to Party A.

Article 7                                Default

1.              If Party A fails to fulfil or reluctantly fulfil this Agreement or any other obligations stipulated in this Agreement and other relevant documents signed with the Recommended Credit Receiver, Party B will be entitled to terminate this Agreement unilaterally;

2.              If Party B fails to fulfil or reluctantly fulfil this Agreement or any other obligations stipulated in this Agreement and other relevant documents signed with the Recommended Credit Receiver, Party A will be entitled to terminate this Agreement unilaterally; and

3.              Either party shall, for any losses caused by it to the other party, shall be duly liable for indemnification.

Article 8                                Notification

Party A and Party B unanimously agree that all notices and documents delivered between the Parties during the fulfilment of this Agreement may be served on the opposite party by means of mobile SMS message, fax, email, registered mail, and courier, in which the date of sending out the mobile SMS message, fax, and email shall be deemed as the successful delivery day, and the 3rd day after the sending out of the registered mail or by the courier shall be deemed as the successful delivery day. The contact addresses and the contact persons of the Parties specified herein shall prevail.

Article 9                                Validity Period of the Agreement and Relevant Clarification

The validity period of this Agreement is one year, which will be effective upon and signing of this Agreement and starts from the signature date hereof. This Agreement shall be automatically renewed and the number of renewals is not limited except that either Party A or Party B delivers a written notice requiring termination of the Agreement within one month before the expiry of the initial validity period or any subsequent validity period hereof.

In the event of termination of the Agreement, with respect to any credit service agreements that are outstanding under this framework agreement, Party A and Party B shall continue to perform the corresponding contractual obligations according to the covenants hereof until all the credit facility agreements are completely fulfilled, that is, until completion of discharging all the debts of all Recommended Credit Receiver based on this Agreement (including but not limited to principals, interest, deposits, credit matching fees, liquidated damages, overdue interests, and debt recourse fees arising from the financing).

Article 10                         Disputes and Jurisdiction

If any dispute arises in the process of the fulfilling this Agreement, the Parties shall settle the dispute through amicable negotiation, and if the negotiation fails, either Party is entitled to initiate legal proceedings in the competent people’s court in the jurisdiction of Party B.

Article 11                         Miscellaneous

For any matters not covered herein or any matters herein changed, the Parties may enter into a supplementary agreement as an annex to this Agreement, and the supplementary agreement shall have the same legal force as this Agreement.

This Agreement shall take effect upon signature or seal by legal representatives of the Parties as well as affixing of corporate seals or contract-specific seals. This Agreement has two (2) original copies. Each party holds one, and each of them has the same legal force.

(The following is intentionally left blank)

(This page is intentionally left blank, and is a signature and seal page of the Cooperation Agreement in Credit Matching Between Anquying (Shanghai) Investment Consulting Co., Ltd. and Beijing LeRong Duoyuan Information Technology Co., Ltd.)

Party A: Anquying (Shanghai) Investment Consulting Co., Ltd. (Seal)

/s/Anquying (Shanghai) Investment Consulting Co., Ltd.

Date: August 30, 2016

Party B: Beijing Lerong Duoyuan Information Technology Co., Ltd. (Seal)

/s/Beijing Lerong Duoyuan Information Technology Co., Ltd.

Date: August 30, 2016